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                                                                     EXHIBIT 5.1



                (WALLER LANSDEN DORTCH & DAVIS, LLP LETTERHEAD)


                                January 31, 2006


Capstone Turbine Corporation
21211 Nordhoff Street
Chatsworth, CA 91311

           Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

        We are acting as counsel to Capstone Turbine Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 (the "Act") pursuant to a Registration Statement on Form S-8 (the "Registration Statement") of an aggregate of 3,880,000 shares of the Company's Common Stock, par value $0.001 per share and the related rights to purchase Series A Junior Participating Preferred Stock of the Company, par value $0.001 per share (the "Shares").

        In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinion hereinafter set forth, and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

        Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Registration Statement, will be validly issued, fully paid and non-assessable.

        We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                       Very truly yours,


                                       /s/ Waller Lansden Dortch & Davis, LLP